UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2005

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

1.

Item 1.01	Entry into a Material Definitive Agreement

On August 15, 2005, the registrant entered into a separation agreement with Michael Terry, Executive Vice President of Sales and Marketing for the registrant. Pursuant to the separation agreement, the separation date is July 25, 2005 (the “Separation Date”). Under the separation agreement, Mr. Terry will remain available to provide reasonable consulting services relating to the registrant’s sales and marketing efforts during the period he receives severance from the registrant. Mr. Terry is entitled to severance in the form of his base salary for a period of six (6) months (the “Severance Pay Period”) following the Separation Date. Should Mr. Terry begin employment with a new employer prior to the expiration of the Severance Pay Period, the registrant’s obligation to make additional severance payments will terminate effective the date such new employment commences. As part of the severance agreement, the registrant will pay Mr. Terry’s COBRA benefits through January 31, 2006 or until he begins employment with a new employer that provides comparable health insurance benefits, whichever is earlier. In exchange for his severance benefits under the separation agreement, Mr. Terry has released all claims against the registrant.

The description of the separation agreement set forth above is qualified in its entirety by reference to the actual terms of the separation agreement, which is filed as Exhibit 99.1 to this current report and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Separation Agreement dated August 15, 2005 by and between the registrant and Michael Terry.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Stephen L. Zaniboni
Date: August 17, 2005		Steven L. Zaniboni Chief Financial Officer

3.

INDEX TO EXHIBITS

99.1	Separation Agreement dated August 15, 2005 by and between the registrant and Michael Terry.

4.